                                  EXHIBIT 99.1



MEDIA CONTACTS:                         ANALYST CONTACTS:
     John Fuller     (216) 689-8140        Lee Irving          (216) 689-3564
     Bill Murschel   (216) 689-0457        Vern Patterson      (216) 689-0520

WEB SITE:         http://www.keybank.com

FOR IMMEDIATE RELEASE

                         KEYCORP REPORTS RECORD EARNINGS
                         -------------------------------

-      EPS OF $1.13 SETS RECORD FOR THE THIRD CONSECUTIVE QUARTER

-      YEAR END EFFICIENCY RATIO GOAL OF 55 PERCENT ACHIEVED

- COMMERCIAL LOAN GROWTH CONTINUES, UP AN ANNUALIZED 15 PERCENT FROM THE THIRD QUARTER

         CLEVELAND, January 15, 1998 -- KeyCorp (NYSE: KEY) today reported record fourth quarter earnings of $248 million, or $1.13 per common share, up from $151 million, or $0.67 per common share, in the fourth quarter of 1996. This represents a 69 percent increase in earnings per common share from the year-ago quarter. In the fourth quarter of 1996, KeyCorp recorded a $100 million ($66 million after tax, or $0.29 per common share) restructuring charge in connection with strategic actions subsequently taken in its transformation to a nationwide, bank-based financial services company. Excluding that one-time charge, earnings for the 1996 fourth quarter were $217 million, or $0.96 per common share, and the 1997 fourth quarter earnings per share increase would be 18 percent on this basis.

         Earnings for the full year were a record $919 million, or $4.19 per common share, compared with $783 million, or $3.37 per common share, in 1996. Excluding the restructuring charge and Key's share of a government-mandated assessment to recapitalize the Savings Association Insurance Fund recorded in the 1996 third quarter, net income and earnings per common share in 1996 were $860 million and $3.71, respectively. Full year 1997 earnings per share would be 13 percent higher than that of 1996 on this basis.

         "Key's quarter-to-quarter earnings improvement in 1997 was outstanding," said Robert W. Gillespie, KeyCorp chairman and chief executive officer. "With record earnings for the third



                                    - more -

KEYCORP REPORTS FOURTH QUARTER 1997 EARNINGS
JANUARY 15, 1998
PAGE 2



consecutive quarter, we are realizing the payoff from significant re-engineering and investments at Key during the last few years. We are benefiting from an aggressive sales force supported by technology and marketing. Our re-engineering of commercial lending functions, begun early in 1996, was a major factor in our sales staff's ability to generate strong growth in middle market commercial lending throughout 1997.

         "Furthermore, Key is a leader in investing in both innovative new delivery channels and business lines with high growth potential while identifying and divesting low-growth traditional branch offices," Gillespie said. "For example, lease financing, boosted by originations by our new affiliate Leasetec, was also a strong contributor to growth in our commercial loan portfolio during the fourth quarter. This occurred while we continued to revamp our distribution channels to increase operating efficiency. During the fourth quarter, we sold 55 KeyCenters, or branches, and completed the program to consolidate approximately 140 KeyCenters into other KeyCenters in accordance with plans announced a year ago. As of the 1997 year end, we had 1,015 KeyCenters, down from 1,239 at mid-year 1996."

         Gillespie noted that Key's effort toward achieving a 55 percent efficiency ratio (exclusive of acquisitions) by the end of 1997 was realized during the fourth quarter. The ratio for the full fourth quarter improved to
55.65 percent from 56.92 percent in the third quarter (both ratios exclusive of acquisitions) and nearly 61 percent a year ago.

         Commenting on financial performance, K. Brent Somers, KeyCorp senior executive vice president and chief financial officer, said, "Our quarter-to-quarter earnings improvement reflects growth in recurring sources of noninterest income, as well as benefits derived from the execution of expense control and capital management initiatives. Also contributing to our improved performance was the continuation of the year-long trend of strong commercial loan growth. Growth within the total loan portfolio was moderated by our seasonal education loan securitization and the securitization of $1.2 billion of auto loans, more than 80 percent of which were prime credits with lower returns than the portfolio remaining on our balance sheet. This securitization is consistent with Key's focus on achieving a 20 percent return on equity. Assets failing to meet that standard will continue to be considered for divestiture."

         Key's fourth quarter return on average total assets was 1.38 percent, compared with 1.33 percent (excluding the restructuring charge) in the year-ago quarter and 1.34 percent in the 1997 third quarter. On a comparable basis, the return on average common equity was 19.2 percent,

KEYCORP REPORTS FOURTH QUARTER 1997 EARNINGS
JANUARY 15, 1998
PAGE 3




up from 18.0 percent in the prior-year quarter and little changed from 19.4 percent in the previous quarter.

         Net interest income for the fourth quarter of 1997 totaled $705 million, up slightly from the prior quarter as a $1.2 billion increase in average earning assets more than offset an 8 basis point reduction in the net interest margin. During the fourth quarter, growth in earning assets, which included continued strong commercial loan originations, was substantially offset by a record level of securitizations. These securitizations included the $1.2 billion of auto loans as well as $744 million of education loans about to enter repayment status. The annualized internal growth rate of loans (which excludes the impact of acquisitions, sales and securitizations and divestitures) was 12 percent in the fourth quarter. The reduction in the margin was due largely to higher cost borrowings, following a decrease in core deposits stemming from the branch sales. Relative to the fourth quarter of 1996, net interest income rose $22 million, or 3 percent, as the 10 percent (11 percent on an internally generated basis) growth in average earning assets more than countered the effect of a 30 basis point decline in the net interest margin.

         Noninterest income for the 1997 fourth quarter totaled $366 million, up $81 million, or 28 percent, from the year-ago quarter. Included in fourth quarter 1997 results were $62 million in branch divestiture gains and a $36 million loss on the securitization of low-return prime auto loans. Excluding these items, the quarter's noninterest income exceeded that of the prior year quarter by $55 million, or 19 percent. This improvement reflected growth across almost all major categories, including increases in income from various investment banking activities (up $22 million), corporate owned life insurance income (up $9 million), insurance and brokerage income (up $6 million) and trust and asset management income (up $5 million). Noninterest income, excluding branch sale gains from both quarters and the prime auto loan securitization loss, rose $26 million in the fourth quarter as compared with the third quarter. For the full year, noninterest income was up $123 million from 1996, after excluding the branch sale gains and prime auto loan securitization loss in 1997 and gains from the sales of a credit card portfolio and Key's Florida savings bank in the prior year.

         Noninterest expense for the 1997 fourth quarter totaled $630 million, down 10 percent from $700 million recorded a year ago. Excluding the impact of certain fourth quarter nonrecurring charges of $15 million in 1997 and $100 million in 1996, capital securities distributions of $14 million and $3 million in the fourth quarter of 1997 and 1996, respectively, and year 2000 expenses of $8 million recorded in the fourth quarter of 1997, noninterest expense was below the

                                    - more -

KEYCORP REPORTS FOURTH QUARTER 1997 EARNINGS
JANUARY 15, 1998
PAGE 4


prior year level by $4 million, or 1 percent. This slight decrease reflected the decline in professional fees and various other operating expenses, offset in part by the impact of the Leasetec and Champion acquisitions ($20 million) and incentive accruals related to various investment banking activities. Compared with the prior quarter, core noninterest expense increased $13 million, or 2 percent, also reflecting the impact of the Champion acquisition and incentive accruals. For the full year, core noninterest expense decreased $42 million, or 2 percent, from 1996.

         Key repurchased 1 million of its common shares during the fourth quarter of 1997. This brings the total number of shares repurchased under the 1997 program, which expired on December 31, 1997, to 10 million of the 12 million shares authorized by the Board.

         The provision for loan losses for the 1997 fourth quarter was reduced to $76 million from $102 million in the previous quarter in response to a lower level of net charge-offs. Net loan charge-offs of $76 million, or 0.57 percent of average loans for the quarter, were down from $85 million, or 0.64 percent, for the prior quarter. Nonperforming assets ended the fourth quarter at $431 million, or 0.81 percent of loans plus other real estate owned and other nonperforming assets, compared with $411 million, or 0.77 percent, at September 30, 1997. At December 31, 1997, the allowance for loan losses was 1.69 percent of period end loans, with the nonperforming loan coverage ratio at 236 percent.

--------------------------------------------------------------------------------
This news release contains forward-looking statements which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: sharp and/or rapid changes in interest rates, significant changes in the economic scenario from the current anticipated scenario which could materially change anticipated credit quality trends and the ability to generate loans, significant delay in or inability to execute strategic initiatives designed to grow revenues and/or control expenses, and significant changes in accounting, tax, or regulatory practices or requirements.
--------------------------------------------------------------------------------


                                      # # #

KEYCORP REPORTS FOURTH QUARTER 1997 EARNINGS
JANUARY 15, 1998
PAGE 5

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)


                                                                           Three months ended
                                                         -------------------------------------------------------
                                                            12-31-97           9-30-97           12-31-96
                                                         ---------------   ----------------   ---------------
SUMMARY OF OPERATIONS
    Net interest income (TE)                                       $716               $715              $695
    Provision for loan losses                                        76                102                57
    Noninterest income                                              366                393               285
    Noninterest expense                                             630                648               700
    Net income                                                      248                236               151

PER COMMON SHARE
    Net income                                                   $ 1.13             $ 1.08             $ .67
    Net income - assuming dilution                                 1.11               1.07               .66
    Cash dividends                                                  .42                .42               .38
    Book value at period end                                      23.65              23.11             21.84
    Market price at period end                                    70.81              63.63             50.50

AT PERIOD END
    Full-time equivalent employees                               24,595             25,622            27,689
    Full-service banking offices                                  1,015              1,088             1,205

PERFORMANCE RATIOS
    Return on average total assets                                 1.38%              1.34%              .92%
    Return on average equity                                      19.16              19.41             12.53
    Efficiency (1)                                                56.81              56.75             60.92
    Overhead (2)                                                  36.17              37.76             44.89
    Net interest margin (TE)                                       4.50               4.58              4.80

CAPITAL RATIOS AT PERIOD END
    Equity to assets (3)                                           7.03%              7.04%             7.22%
    Tangible equity to tangible assets (3)                         5.52               5.46              5.88
    Tier 1 risk-adjusted capital (4)                               6.86               6.73              7.98
    Total risk-adjusted capital (4)                               11.12              11.10             13.01
    Leverage (4)                                                   6.44               6.33              6.93


(1) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions and gains on branch sales).

(2) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) less noninterest income (excluding net securities transactions and gains on branch sales) divided by taxable-equivalent net interest income.

(3) Including capital securities receiving Tier I treatment, these ratios at 12-31-97 are 7.71% and 6.21%, respectively, at 9-30-97 are 7.74% and 6.16%, respectively, and at 12-31-96 are 7.96% and 6.63%, respectively.

(4) 12-31-97 ratio is estimated.

TE = Taxable Equivalent

KEYCORP REPORTS FOURTH QUARTER 1997 EARNINGS
JANUARY 15, 1998
PAGE 6

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)


                                                                         Three months ended
                                                         ----------------------------------------------------
                                                            12-31-97           9-30-97           12-31-96
                                                         ---------------   ----------------   ---------------
ASSET QUALITY
    Net loan charge-offs                                            $76                $85               $57
    Net loan charge-offs to average loans                           .57%               .64%              .46%
    Allowance for loan losses                                      $900               $900              $870
    Allowance for loan losses to
        period end loans                                           1.69%              1.68%             1.77%
    Allowance for loan losses to
        nonperforming loans                                      236.22             247.25            249.28
    Nonperforming loans at period end                              $381               $364              $349
    Nonperforming assets at period end                              431                411               400
    Nonperforming loans to period end loans                         .71%               .68%              .71%
    Nonperforming assets to period end loans plus
        OREO and other nonperforming assets                         .81                .77               .81

                                                                                  Twelve months ended
                                                                           ----------------------------------
                                                                              12-31-97           12-31-96
                                                                           ----------------   ---------------
SUMMARY OF OPERATIONS
    Net interest income (TE)                                                        $2,838            $2,767
    Provision for loan losses                                                          320               197
    Noninterest income                                                               1,306             1,087
    Noninterest expense                                                              2,435             2,464
    Net income                                                                         919               783

PER COMMON SHARE
    Net income                                                                       $4.19             $3.37
    Net income - assuming dilution                                                    4.13              3.34
    Cash dividends                                                                    1.68              1.52

PERFORMANCE RATIOS
    Return on average total assets                                                    1.33%             1.21%
    Return on average common equity                                                  18.89             15.73
    Return on average total equity                                                   18.89             15.64
    Efficiency (1)                                                                   57.50             60.84
    Overhead (2)                                                                     39.64             45.46
    Net interest margin (TE)                                                          4.62              4.78

ASSET QUALITY
    Net loan charge-offs                                                              $293              $195
    Net loan charge-offs to average loans                                              .57%              .40%

KEYCORP REPORTS FOURTH QUARTER 1997 EARNINGS
JANUARY 15, 1998
PAGE 7

                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)


ASSETS                                                      12-31-97           9-30-97           12-31-96
                                                         ---------------   ----------------   ---------------
    Loans                                                       $53,380            $53,676           $49,235
    Investment securities                                         1,230              1,344             1,601
    Securities available for sale                                 7,708              7,563             7,728
    Short-term investments                                        1,928              1,217               696
                                                         ---------------   ----------------   ---------------
        Total earning assets                                     64,246             63,800            59,260
    Allowance for loan losses                                      (900)              (900)             (870)
    Cash and due from banks                                       3,651              2,940             3,444
    Premises and equipment                                          985                993             1,084
    Goodwill                                                      1,071              1,095               824
    Other intangible assets                                         105                112               137
    Corporate owned life insurance                                1,895              1,583             1,515
    Other assets                                                  2,646              2,454             2,227
                                                         ---------------   ----------------   ---------------
        TOTAL ASSETS                                            $73,699            $72,077           $67,621
                                                         ===============   ================   ===============



LIABILITIES
    Deposits in domestic offices:
        Noninterest-bearing                                    $  9,368           $  8,965          $  9,524
        Interest-bearing                                         32,005             32,733            34,455
    Deposits in foreign offices-interest-bearing                  3,700              2,172             1,338
                                                         ---------------   ----------------   ---------------
        Total deposits                                           45,073             43,870            45,317
    Federal funds purchased and securities
        sold under repurchase agreements                          6,979              6,662             6,925
    Bank notes and other short-term borrowings                    5,967              6,053             3,969
    Other liabilities                                             2,303              2,099             1,816
    Long-term debt                                                7,446              7,567             4,213
                                                         ---------------   ----------------   ---------------
        TOTAL LIABILITIES                                        67,768             66,251            62,240

Capital securities of subsidiary trusts                             750                750               500

SHAREHOLDERS' EQUITY                                              5,181              5,076             4,881

        TOTAL LIABILITIES, CAPITAL SECURITIES
             OF SUBSIDIARY TRUSTS AND                    ---------------   ----------------   ---------------
             SHAREHOLDERS' EQUITY                               $73,699            $72,077           $67,621
                                                         ===============   ================   ===============

Common Shares outstanding (000)                                 219,032            219,666           223,454

KEYCORP REPORTS FOURTH QUARTER 1997 EARNINGS
JANUARY 15, 1998
PAGE 8

                        CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in millions, except per share amounts)

                                                                         Three months ended
                                                         ----------------------------------------------------
                                                            12-31-97           9-30-97           12-31-96
                                                         ---------------   ----------------   ---------------
INTEREST INCOME                                                  $1,365             $1,347            $1,243

INTEREST EXPENSE                                                    660                643               560

                                                         ---------------   ----------------   ---------------
NET INTEREST INCOME                                                 705                704               683
Provision for loan losses                                            76                102                57
                                                         ---------------   ----------------   ---------------

                                                                    629                602               626

NONINTEREST INCOME
    Service charges on deposit accounts                              77                 77                75
    Trust and asset management income                                72                 66                67
    Credit card fees                                                 23                 25                25
    Insurance and brokerage income                                   24                 22                18
    Corporate owned life insurance income                            25                 20                16
    Loan securitization income (loss)                               (31)                15                17
    Net securities gains                                              1                 --                --
    Other income                                                    175                168                67
                                                         ---------------   ----------------   ---------------
        Total noninterest income                                    366                393               285

NONINTEREST EXPENSE
    Personnel                                                       309                299               301
    Net occupancy                                                    58                 54                56
    Equipment                                                        46                 44                42
    Amortization of intangibles                                      22                 23                23
    Professional fees                                                13                 10                23
    Marketing                                                        21                 22                20
    Restructuring charge                                             --                 --               100
    Other expense                                                   161                196               135
                                                         ---------------   ----------------   ---------------
        Total noninterest expense                                   630                648               700
                                                         ---------------   ----------------   ---------------

INCOME BEFORE INCOME TAXES                                          365                347               211
    Income taxes                                                    117                111                60
                                                         ---------------   ----------------   ---------------
NET INCOME                                                      $   248            $   236           $   151
                                                         ===============   ================   ===============

Net income applicable to Common Shares                             $248               $236              $151
Net income per Common Share                                        1.13               1.08               .67
Net income per Common Share - assuming dilution                    1.11               1.07               .66

Wtd. avg. Common Shares (000)                                   219,373            218,107           225,562
Wtd. avg. Common Shares and equivalents (000)                   222,576            221,025           228,126
Taxable-equivalent adjustment                                       $11                $11               $12

KEYCORP REPORTS FOURTH QUARTER 1997 EARNINGS
JANUARY 15, 1998
PAGE 9

                        CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in millions, except per share amounts)

                                                                                  Twelve months ended
                                                                           ----------------------------------
                                                                              12-31-97           12-31-96
                                                                           ----------------   ---------------
INTEREST INCOME                                                                     $5,262            $4,951

INTEREST EXPENSE                                                                     2,468             2,234

                                                                           ----------------   ---------------
NET INTEREST INCOME                                                                  2,794             2,717
Provision for loan losses                                                              320               197
                                                                           ----------------   ---------------

                                                                                     2,474             2,520

NONINTEREST INCOME
    Service charges on deposit accounts                                                299               293
    Trust and asset management income                                                  266               247
    Credit card fees                                                                    96                93
    Insurance and brokerage income                                                      88                70
    Corporate owned life insurance income                                               85                58
    Loan securitization income (loss)                                                  (12)               62
    Net securities gains                                                                 1                 1
    Other income                                                                       483               263
                                                                           ----------------   ---------------
        Total noninterest income                                                     1,306             1,087

NONINTEREST EXPENSE
    Personnel                                                                        1,181             1,190
    Net occupancy                                                                      222               219
    Equipment                                                                          177               161
    Amortization of intangibles                                                         87                88
    Professional fees                                                                   47                70
    Marketing                                                                           86                88
    Restructuring charge                                                                --               100
    Other expense                                                                      635               548
                                                                           ----------------   ---------------
        Total noninterest expense                                                    2,435             2,464
                                                                           ----------------   ---------------
INCOME BEFORE INCOME TAXES                                                           1,345             1,143
    Income taxes                                                                       426               360
                                                                           ----------------   ---------------
NET INCOME                                                                         $   919           $   783
                                                                           ================   ===============

Net income applicable to Common Shares                                                $919              $775
Net income per Common Share                                                           4.19              3.37
Net income per Common Share - assuming dilution                                       4.13              3.34

Wtd. avg. Common Shares (000)                                                      219,521           229,905
Wtd. avg. Common Shares and equivalents (000)                                      222,272           232,141
Taxable-equivalent adjustment                                                          $44               $50

KEYCORP REPORTS FOURTH QUARTER 1997 EARNINGS
JANUARY 15, 1998
PAGE 10

                  CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
                                  (in millions)

                                                                         Three months ended
                                                         ----------------------------------------------------
ASSETS                                                      12-31-97           9-30-97           12-31-96
                                                         ---------------   ----------------   ---------------
    Loans                                                       $53,304            $52,708           $48,319
    Investment securities                                         1,270              1,413             1,615
    Securities available for sale                                 7,502              7,399             7,271
    Short-term investments                                        1,404                807               678
                                                         ---------------   ----------------   ---------------
        Total earning assets                                     63,480             62,327            57,883
    Allowance for loan losses                                      (893)              (873)             (866)
    Cash and due from banks                                       2,738              2,633             2,624
    Other assets                                                  6,165              6,025             5,422
                                                         ---------------   ----------------   ---------------
        TOTAL ASSETS                                            $71,490            $70,112           $65,063
                                                         ===============   ================   ===============


LIABILITIES
    Deposits in domestic offices:
        Noninterest-bearing                                   $   8,750          $   8,551         $   8,615
        Interest-bearing                                         32,433             32,977            34,736
    Deposits in foreign offices-interest-bearing                  1,663              2,065               793
                                                         ---------------   ----------------   ---------------
        Total deposits                                           42,846             43,593            44,144
    Federal funds purchased and securities
        sold under repurchase agreements                          7,335              6,939             6,087
    Bank notes and other short-term borrowings                    5,678              5,001             3,568
    Other liabilities                                             2,304              2,125             1,793
    Long-term debt                                                7,443              6,879             4,567
                                                         ---------------   ----------------   ---------------
        TOTAL LIABILITIES                                        65,606             64,537            60,159

Capital securities of subsidiary trusts                             750                750               111

SHAREHOLDERS' EQUITY                                              5,134              4,825             4,793

        TOTAL LIABILITIES, CAPITAL SECURITIES
             OF SUBSIDIARY TRUSTS AND                    ---------------   ----------------   ---------------
             SHAREHOLDERS' EQUITY                               $71,490            $70,112           $65,063
                                                         ===============   ================   ===============

KEYCORP REPORTS FOURTH QUARTER 1997 EARNINGS
JANUARY 15, 1998
PAGE 11

                CONSOLIDATED YEAR-TO-DATE AVERAGE BALANCE SHEETS
                                  (in millions)


                                                                                  Twelve months ended
                                                                           ----------------------------------
ASSETS                                                                        12-31-97           12-31-96
                                                                           ----------------   ---------------
    Loans                                                                          $51,415           $48,216
    Investment securities                                                            1,474             1,671
    Securities available for sale                                                    7,629             7,423
    Short-term investments                                                             782               535
                                                                           ----------------   ---------------
        Total earning assets                                                        61,300            57,845
    Allowance for loan losses                                                         (875)             (872)
    Cash and due from banks                                                          2,623             2,594
    Other assets                                                                     5,902             5,252
                                                                           ----------------   ---------------
        TOTAL ASSETS                                                               $68,950           $64,819
                                                                           ================   ===============


LIABILITIES
    Deposits in domestic offices:
        Noninterest-bearing                                                      $   8,536         $   8,374
        Interest-bearing                                                            33,425            35,353
    Deposits in foreign offices-interest-bearing                                     1,812               996
                                                                           ----------------   ---------------
        Total deposits                                                              43,773            44,723
    Federal funds purchased and securities
       sold under repurchase agreements                                              6,942             5,843
    Bank notes and other short-term borrowings                                       4,741             3,279
    Other liabilities                                                                2,074             1,644
    Long-term debt                                                                   5,906             4,296
                                                                           ----------------   ---------------
        TOTAL LIABILITIES                                                           63,436            59,785

Capital securities of subsidiary trusts                                                648                28

SHAREHOLDERS' EQUITY
    Preferred stock                                                                     --                79
    Common equity                                                                    4,866             4,927
                                                                           ----------------   ---------------
        TOTAL SHAREHOLDERS' EQUITY                                                   4,866             5,006

        TOTAL LIABILITIES, CAPITAL SECURITIES
             OF SUBSIDIARY TRUSTS AND                                      ----------------   ---------------
             SHAREHOLDERS' EQUITY                                                  $68,950           $64,819
                                                                           ================   ===============